Exhibit 10.51
AMENDMENT ONE
TO
EMPLOYMENT AGREEMENT
AMENDMENT (“Amendment”) made to the Employment Agreement dated as of July 7, 2008 (the “Employment Agreement”), by and between Westwood One, Inc., a Delaware corporation (the “Company”), and Steven Kalin (the “Employee”). Except as provided herein all terms and conditions set forth in the Employment Agreement shall remain in full force and effect.
WHEREAS, the Company and the Employee have previously entered into the Employment Agreement; and
WHEREAS, the Company and the Employee desire to amend the Employment Agreement in a manner intended to address Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, effective December 31, 2008, the Employment Agreement is hereby amended as follows:
1. The penultimate sentence of Section 4(b) of the Employment Agreement is hereby amended in its entirety as follows:
“Any cash component of any bonus will be payable in accordance with the Company’s normal payroll practices in the year following the year for which it is earned and no later than the date the majority of “Comparable Employees” (as defined below) are paid, but in no event later than April 30 of the applicable calendar year.”
2. The first sentence of Section 6(c) is hereby amended in its entirety as follows:
“In the event of any termination of Employee’s employment (provided that the benefit described in clause (ii) below shall not be paid in the event of a termination of employment by the Company upon a Cause Event), Employee (or Employee’s estate, as the case may be) shall be entitled to receive (i) the Base Salary herein provided prorated to the date of such termination in accordance with Section 4(a) hereof; (ii) subject to the terms of Section 4(b) hereof, any annual discretionary bonus earned for any completed calendar year immediately preceding the date of termination, but not yet paid; (iii) subject to the terms of Section 17 hereof, reimbursement for any business expenses properly incurred and paid prior to and including the date of termination; (iv) Employee’s then current entitlement, if any, under the Company’s employee benefit plans and programs, including payment for any accrued and unused vacation in accordance with the terms of any applicable plan or policy; and (v) no other compensation.”

3. The first sentence of Section 6(e) of the Employment Agreement is hereby amended in its entirety as follows:
“Provided the Company has not notified Employee that he is being terminated pursuant to Sections 6(a) and 6(b) hereof, Employee may terminate his employment hereunder effective at any time upon written notice to the Company for Good Reason, provided such notice is given to the Company within thirty (30) days after the triggering event and such event is not cured by the Company within 30 days after its receipt of such notice.”
4. The third to last sentence of Section 17(b) is hereby amended in its entirety as follows:
“If Employee is deemed on the date of termination of his employment to be a “specified employee”, within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then with regard to any payment or the providing of any benefit made subject to this Section 17(b), to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of Employee’s “separation from service” and (ii) the date of Employee’s death.”
5. The last sentence of Section 17(b) is hereby deleted.
6. Section 17 of the Employment Agreement is hereby amended by adding the following new subsections (c) and (d) to the end thereof:
“(c) If under this Agreement, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.”
(d) With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year and (iii) such payments shall be made on or before the last day of the Employee’s taxable year following the taxable year in which the expense was incurred.”
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 22nd day of December 2008.

EMPLOYEE

/s/ Steven Kalin

Steven Kalin

WESTWOOD ONE, INC.

By:	/s/ David Hillman Name: David Hillman
Title: CAO and GC